UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities and Exchange Act of 1934

Date of Report (or Date of Earliest Event Reported): July 29, 2005

Trinsic, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware (State or Other Jurisdiction of Incorporation or Organization)	000-28467 (Commission File Number)	59-3501119 (I.R.S. Employer Identification Number)

601 South Harbour Island Boulevard, Suite 220
Tampa, Florida 33602
(Address of Principal Executive Offices)
(813) 273-6261
(Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17CFR 240.13e-4(c))

Section 8 – Other Events

Item 8.01 Other Events.

On July 29, 2005, we entered into a letter of intent to acquire from another carrier certain local telephone service lines for which we currently provide service under a wholesale, "private-label" arrangement with that carrier. The letter provides that we and the other carrier will use best efforts to complete a definitive agreement by September 1, 2005. The transfer is scheduled to occur in February 2006 and a structured pay-out is planned. The aggregate purchase price will depend on the number of lines in service at the time of the transfer. We currently provide local telephone service for approximately 187,000 end user lines under the wholesale arrangement. We expect normal attrition will likely result in a lesser number of lines in service at the time of transfer, but that the number of these "UNE-P" lines at September 29, 2005 will exceed 150,000. The transaction is subject to regulatory approvals. We will continue to evaluate other strategic opportunities including other acquisitions and commercial service contracts with the major incumbent local telephone companies.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated: August  2, 2005.

TRINSIC, INC.

BY:	/s/ Horace J. Davis, III

Name:	Horace J. Davis, III
Title:	Chief Executive Officer

A signed original of this Form 8-K has been provided to Trinsic, Inc. and will be retained by Trinsic, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.